                               [RTFC LETTERHEAD]

                                                                   EXHIBIT 10.21

VIA FACSIMILE and U.S. MAIL

October 24, 1996

Mr. Robert W. Piper, President
Wireless Management Corporation
P.O. Box 3709
Lake Charles, LA  70602-3709

RE:      Meretel Communications, L.P. ("Meretel")
         $59,240,000 Senior Secured Credit Facility

Dear Mr. Piper:

Rural Telephone Finance Cooperative ("RTFC") is pleased to inform you that Meretel's request for the above-referenced credit facility has been approved subject to the receipt of a commitment fee in the amount of $118,480 and additional origination fee of $148. The terms and conditions of the credit facility are summarized in the attached Term Sheet.

RTFC's commitment to provide the credit facility is subject to our satisfactory review of all credit and guarantee documentation, which we will prepare, and all conditions precedent to closing being satisfied.

Please forward the $118,480 commitment fee, $148 additional origination fee, and a copy of this letter countersigned by an authorized officer of Meretel to RTFC. The commitment fee will be refunded in full on a pro-rata basis once the credit facility has been advanced in full. In order to expedite this process, please fax the countersigned letter to my attention and remit the fees by bank wire transfer. The wire transfer order should read as follows:

         $118,628 to First National Bank of Chicago, Chicago, IL (ABA# 071000013) for credit to RTFC Account #52-73587 in immediately available funds by order of Meretel Communications, L.P.

This commitment shall become effective only upon Meretel's acceptance of the attached Term Sheet, as evidenced by RTFC's receipt of a copy of this letter duly signed by Meretel, and RTFC's receipt of the above fees no later than October 31, 1996. If a countersigned copy of this letter and the fee are not remitted to RTFC by October 31, 1996. RTFC's offer to provide the commitment will be rescinded.

If you have any questions, please contact me at (703) 709-6791. We are pleased to be of service to Meretel and its partners and look forward to working with you and your staff to finalize the transaction.


Sincerely,

/s/ PATRICK RINN

Patrick Rinn
Associate Vice President
  and Account Manager

ATTACHMENT REVIEWED AND ACCEPTED:
Meretel Communications, L.P.
By Wireless Management Corporation, its General Partner


By: /s/ ROBERT PIPER
   --------------------------------------
Its:    PRESIDENT
    -------------------------------------
Date:   10-29-96
     ------------------------------------

                               SUMMARY TERM SHEET

                   $59,240,000 SENIOR SECURED CREDIT FACILITY
                          MERETEL COMMUNICATIONS, L.P.

                                OCTOBER 24, 1996
     (SUPERSEDES AND REPLACES SUMMARY TERM SHEET DATED SEPTEMBER 24, 1996)

BORROWER:                 Meretel Communications, L.P., Lake Charles, Louisiana
                          ("Meretel" or "Borrower"), a Louisiana limited
                          partnership made up of one general partner, Wireless
                          Management Corporation, and the following five
                          limited partners (hereinafter each individually
                          referred to as "Partner" and collectively
                          "Partners"): Mercury, Inc. Eatelcorp, Inc.; Fort Bend
                          Wireless, Inc., a wholly-owned subsidiary of Fort
                          Bend Communication Companies, Inc., XIT Leasing,
                          Inc., an affiliate of Brazoria Telephone Company; and
                          Meretel Wireless, Inc., a wholly-owned subsidiary of
                          Eatelcorp, Inc. Wireless Management Corporation is
                          owned by: Mercury Information Technologies, Inc., an
                          affiliate of Mercury, Inc.; RBS Enterprises, Inc., a
                          wholly-owned subsidiary of Eatelcorp, Inc; and Fort
                          Bend Wireless Inc. For purposes of this summary Term
                          Sheet, on or prior to the closing, Mercury, Inc.
                          shall have completed its tax-free reorganization and
                          shall directly (or indirectly through wholly-owned
                          subsidiaries) own the assets which are currently
                          owned by Mercury, Inc., Mississippi 1 Cellular
                          Telephone Company, Mercury Cellular Telephone Company
                          and Mercury Cellular of Kansas, Inc.

LENDER:                   Rural Telephone Finance Cooperative ("RTFC" or
                          "Lender").

VENDOR:                   Lucent Technologies, Inc. ("Lucent" or "Vendor")

FACILITY TYPE/
AMOUNT A 10-year term loan (the "Loan") in the amount of $59,240,000 which includes $2,962,000 to purchase Lender subordinated capital certificates ("SCCs").

PURPOSES:                 To finance up to $45,000,000 of Lucent supplied PCS
                          equipment and engineering services, to finance up to $11,278,000 of microwave relocation expenses, non-Lucent related capital expenditures and working capital, and to purchase up to $2,962,000 of Lender
                          SCCs.

AVAILABILITY:             Upon the execution and satisfaction of requisite
                          terms and conditions of Loan Agreement but no later than the fourth anniversary of the date of the Loan
                          Agreement ("Termination Date"); provided further, however, that for the initial $42,000,000 advanced under the Loan the ratio of the total Lender debt outstanding to Borrower's cumulative contributed
                          Partner capital shall, at any one point in time, not exceed 1.0.

REPAYMENT                 Beginning at the end of the first quarter ending
                          February, May, August and November following the Loan
                          Agreement Date, payments shall commence as follows:
                          (i) interest only for 4 years, followed by (ii) principal payments due in equal quarterly installments, plus accrued interest, based on the following schedule:

                             ==================================================
                                Quarter     Year     Principal Paid per Qtr/Yr/
                             ==================================================
                                 17-20       5               2.50%/10.0%
                                 21-24       6               3.75%/15.0%
                                 25-28       7               3.75%/15.0%
                                 29-32       8               5.00%/20.0%
                                 33-36       9               5.00%/20.0%
                                 37-40       10              5.00%/20.0%
                             ==================================================

                          PRIVILEGED AND CONFIDENTIAL

Meretel Communications, L.P.
Term Sheet dated October 24, 1996
Page 2



INTEREST RATE:            Floating Rate Option:  Lender's standard monthly
                          quoted long-term variable rate plus 250 basis points
                          ("Variable Rate").

                          Fixed Rate Options: Lender's standard daily quoted fixed rate(s) plus 250 basis points ("Fixed Rate"). The total amount of Borrower's Fixed Rate debt may not exceed 50% of the total Loan commitment to Borrower, without the prior written consent of Lender.

INTEREST RATE
  CONVERSIONS:            Borrower may convert a portion of the Loan which
                          bears interest at the Variable Rate to a Fixed Rate
                          (subject to the 50% limitation in the preceding section) with no fee or premium.

SECURITY:                 As security for the Loan, Lender shall receive: (i) a
                          first priority lien on all present and future assets and revenues of Borrower pursuant to a mortgage and security agreement executed between Borrower and Lender except, and to the extent permissible, a second priority mortgage lien on the PCS licenses which were awarded to Borrower in the C-block auction and financed by the United States government; (ii) a pledge of the individual partnership interests in Borrower held by each of Borrower's Partners; and
                          (iii) an assignment of Borrower's contracts for network provider services and all other material operating contracts.

PRIMARY GUARANTEES:       As credit support for the Loan, Lender shall receive
                          an irrevocable unsecured guaranty ("Primary
                          Guaranty") by each of Mercury, Inc., Eatelcorp, Inc.,
                          Fort Bend Communication Companies, Inc., XIT,
                          Leasing, Inc. and Brazoria Telephone Company
                          (hereinafter each individually referred to as
                          "Primary Guarantor" and collectively "Primary
                          Guarantors"), in form and substance satisfactory to
                          Lender, which in the aggregate total an amount equal
                          to the lesser of (i) $19,746,667 of principal plus
                          interest, fees and expenses due thereon or (ii) 1/3
                          of Borrower's outstanding indebtedness under the Loan
                          inclusive of principal, interest, fees and expenses
                          due thereon.  The guarantees of Mercury, Inc.,
                          Eatelcorp, Inc. and Fort Bend Communication
                          Companies, Inc. will each be in an amount equal to
                          the lesser of (i) $6,160,285 of principal plus
                          interest, fees and expenses due thereon or (ii) 31.2%
                          of Borrower's outstanding indebtedness under the Loan
                          inclusive of principal, interest, fees and expenses
                          due thereon. XIT Leasing, Inc. and Brazoria Telephone
                          Company will be jointly and severally liable for an
                          amount equal to the lesser of (i) $1,265,812 of
                          principal plus interest, fees and expenses due
                          thereon or (ii) 6.4% of Borrower's outstanding
                          indebtedness under the Loan inclusive of principal,
                          interest, fees and expenses   due thereon.

VENDOR GUARANTY:          As additional credit support for the Loan, Lender
                          shall receive an irrevocable unsecured guaranty
                          ("Vendor Guaranty") by Vendor, in form and substance satisfactory to Lender, in an amount which is at least equal to the lesser of (i) $19,746,667 of principal plus interest and fees due thereon or (ii)
                          1/3 of Borrower's outstanding indebtedness under the Loan inclusive of principal, interest and fees due thereon.

CAPITALIZATION/
  EQUITY FINANCING:       On or prior to the date of the initial advance under
                          the Loan, Borrower's capitalization shall consist of a minimum of $15,000,000 of contributed capital from its partners. Borrower will also be required to enter into separate equity subscription agreements with Mercury, Inc., Eatelcorp, Inc., Fort Bend
                          Communication Companies, Inc. for the benefit of Fort
                          Bend Wireless, Inc., XIT Leasing, Inc. individually and Brazoria Telephone Company for the benefit of XIT
                          Leasing, Inc. that provides for additional capital contributions which in the aggregate total
                          $27,000,000 according to the following schedule:
                          $15,000,000 by December 31, 1997 and $12,000,000 by
                          December 31, 1998. In addition to other provisions satisfactory to Lender, said

                          PRIVILEGED AND CONFIDENTIAL

Meretal Communications, L.P.
Term Sheet dated October 24, 1996
Page 3


                          equity subscription agreements shall state that Lender shall be a third party beneficiary with regard to enforcing payments under the equity subscription agreements. XIT Leasing, Inc. and Brazoria Telephone Company will be jointly and severally liable for each other's equity subscription obligation. All of Borrower's equity instruments must have terms and conditions satisfactory to Lender.

LENDER'S EQUITY
  REQUIREMENT:            Purchase of non-interest bearing, amortizing Lender
                          SCCs equal to 5% of the total Loan amount borrowed.
                          SCCs are amortized annually (through a cash payment), beginning approximately one year after the SCCs are paid in full, to maintain a 5% SCCs-to-outstanding loan ratio. Borrower may purchase the SCCs using one of the following two SCC purchase options:

                          Installment Plan Option: Borrower purchases the SCCs in full with its general funds over 5 years in 20 equal quarterly installments. If Borrower elects this option, the amount of the equity requirement will be reduced to equal 5% of the total Loan amount borrowed.

                          Borrowing Option: Borrower purchases the SCCs with loan funds at the time of each advance.

PATRONAGE CAPITAL:        Borrower will receive a share of Lender's net margins
                          in the form of patronage capital refunds. Patronage capital will be allocated annually to Borrower based on the percentage that the Borrower's interest payments contributed to Lender's gross margins.
                          Patronage capital is currently paid in cash (retired) in two different classes as detailed below:

                          Class One: 70% of the patronage capital allocation is retired in cash shortly after the end of the year in which it was allocated.

                          Class Two: 30% of the patronage capital allocation is retired on Lender's Board-approved rotation cycle, which is currently 15 years.

LENDER'S FEES:            (i)  Non-refundable origination fee of 2 basis points
                          or $11,848 upon the acceptance of this summary Term
                          Sheet and (ii) refundable commitment fee equal to 20 basis points of the Loan or $118,480 due at the time
                          Lender delivers a firm lending commitment to Borrower
                          (subject to Lender's satisfactory review of all credit documentation).

                          The commitment fee (above item [ii] will be refunded in full if for any reason final credit approval is not granted by Lender, or, if final credit approval is granted, on a pro rata basis once Lender loan funds are advanced in full for the proposed projects. Under all other circumstances, the commitment fee will be retained by Lender.

                          Lender will not assess Borrower a document preparation fee or unused facility fee.

PREPAYMENTS:              Optional:  Prepayments under the Loan will be
                          permitted at the option of Borrower in the Variable
                          Rate mode, subject to certain notice provisions of Lender and receipt of a fee that is based on Lender's administrative costs and capped at 50 basis points times the amount of the prepayment. Optional prepayments in the Fixed Rate mode will be permitted subject to Lender's consent and provided Lender receives a make-whole premium to cover any unwinding costs associated with such fixed rate prepayment.
                          Optional prepayments will be applied in inverse order of maturity.


                         PRIVILEGED AND CONFIDENTIAL

Meretel Communications, L.P.
Term Sheet dated October 24, 1996
Page 4


                          Mandatory: Mandatory prepayments under the Loan will be required annually within 120 days of the close of Borrower's fiscal year in an amount equal to 50% of Excess Cash Flow (defined as audited net cash flow from operations less budgeted capital expenditures less budgeted principal payable on all short and long-term debt with budgeted figures coming from Borrower's updated business plan for such next fiscal year) beginning at Lender's option once Borrower's audited fiscal year-end EBITDA is greater than zero. Mandatory prepayments will be applied in inverse order of maturity and not be subject to a fee or premium as long as the amount being prepaid is in the Variable Rate mode.

REPRESENTATIONS, WARRANTIES,
   COVENANTS, EVENTS OF
  DEFAULT, AND LENDER'S
  RIGHTS AND REMEDIES:    The credit and guarantee documentation shall contain,
                          among other items, representations, warranties, covenants, events of default, and Lender's rights and remedies customary for financings of this type
                          (including where appropriate representations, warranties, events of default, and Lender's rights and remedies in the Primary Guarantees).

FINANCIAL REPORTING
REQUIREMENTS:             For Borrower:  (i) an annual audit report including
                          financial statements prepared by independent certified public accountants within 120 days of the close of Borrower's fiscal year; (ii) quarterly unaudited financial statements and reports (including key subscriber, penetration, churn and operating statistics) with comparisons to actual for the current quarter and year-to-date within 60 days of the close of Borrower's quarter; (iii) an annual certificate of compliance within 120 days of each December 31; (iv) an updated annual business plan prior to the beginning of Borrower's fiscal year; and
                          (v) such other reports and information reasonably requested by Lender.

                          For Primary Guarantors: (i) an annual audit report including consolidated and consolidating financial statements prepared by independent certified public accountants within 120 days of the close of Primary Guarantor's fiscal year;; (ii) an annual certificate of compliance within 120 days of each December 31; and (iii) such other reports and information reasonably requested by Lender.

NEGATIVE COVENANTS:       The credit documentation will include, without
                          limitation, the following negative covenants:

                          For Borrower: Borrower will be restricted, without the prior written consent of Lender, from: (i) declaring or paying dividends; (ii) purchasing, redeeming or retiring its capital stock; (iii) paying any management fees in excess of those stipulated in the two BTA management and construction services agreements dated August 1, 1996 between Mercury, Inc. and Borrower and between Eatelcorp, Inc. and Borrower or otherwise previously approved by Lender; and (iv) incurring additional secured or unsecured indebtedness, until Borrower meets a minimum consolidated book Equity (or Net Worth) to Total Assets ratio of 40% (the "Minimum Net Worth Test"), except that Borrower may incur purchase money indebtedness, incur unsecured trade indebtedness and pay other liabilities that arise in the ordinary course of business provided that in the aggregate the total does not exceed 5% of Borrower's consolidated Total Assets. Borrower will be restricted, without the prior written consent of Lender, from: (1) forming or acquiring any subsidiaries; (2) merging or consolidating into or with another entity; (3) liquidating its assets; (4) selling, partitioning or leasing any of its PCS licenses or service area: (5) selling, leasing or transferring any assets unless the fair market value of such assets is less than $250,000 individually and $1,000,000 in the aggregate during the most recent 12-


                         PRIVILEGED AND CONFIDENTIAL

Meretel Communications, L.P.
Term Sheet dated October 24, 1996
Page 5


                          month period; (6) engaging in any business other than the telecommunications business; (7) terminating its procurement agreement with Lucent; and (8) making any investments in, making any loans to, guarantying or otherwise becoming liable for any obligation of any business or government entity, except that Borrower may purchase: (a) securities or obligations issued by the United States government or any agency or instrumentality thereof; (b) securities or obligations of institutions whose senior unsecured debt obligations are rated by at least two nationally recognized rating organizations in either of their two highest categories; (c) investments incidental to loans made by Lender; or (d) any deposit that is fully insured by the United States government.

                          For Primary Guarantors: Primary Guarantor will be restricted, without the prior written consent of Lender, from: (i) declaring or paying dividends; (ii) purchasing, redeeming or retiring its capital stock; and (iii) paying any management fees in excess of those previously approved by Lender, until Primary Guarantor meets the Minimum Net Worth Test. Primary Guarantor and its subsidiaries will be restricted, without the prior written consent of Lender, from incurring additional secured or unsecured indebtedness until Primary Guarantor meets the Minimum Net Worth Test, except that Primary Guarantor and its subsidiaries may incur purchase money indebtedness, incur unsecured trade indebtedness and pay other liabilities that arise in the ordinary course of business provided that in the aggregate the total does not exceed 7.5% of Primary Guarantor's consolidated Total Assets. Primary Guarantor and its subsidiaries will be restricted, without the prior written consent of Lender, from (1) merging or consolidating into or with another entity; (2) liquidating its assets; (3) selling, leasing or transferring any assets unless the fair market value of such asset is less than 1% of Primary Guarantor's consolidated Total Assets and aggregate value of all such assets sold, leased or transferred during the most recent 12-month period is less than 5% of Primary Guarantor's consolidated Total Assets, except that Primary Guarantor and its subsidiaries may sell securities issued by the United States government or any agency or instrumentality thereof, or securities or obligations of institutions whose senior unsecured debt obligations are rated by at least two nationally recognized rating organizations in either of its two highest categories; and (4) making any investment in, making any investment in, making any loans to, guarantying or otherwise becoming liable for any obligation of an business or government entity, if the aggregate amount of such investments, loans and guarantees exceed the greater of 10% of Primary Guarantor's consolidated Total Property, Plant and Equipment or 30% of its consolidated Equity (or Net Worth), except that Primary Guarantor may guaranty Borrower's obligations to Lender and Primary Guarantor and its subsidiaries may purchase: (a) securities or obligations issued by the United States government or any agency or instrumentality thereof;
                          (b) securities or obligations of institutions whose senior unsecured debt obligations are rated by at least two nationally recognized rating organizations in either of their two highest categories; (c) investments incidental to loans made by Lender or CoBank; (d) any deposit that is fully insured by the United States government; (e) investments in money market mutual funds not to exceed $2,500,000 for any single such mutual fund investment and not to exceed $5,000,000 for all such mutual fund investments; or
                          (f) partnership unites or other equity instruments of Borrower.

FINANCIAL COVENANTS:      The credit documentation will include, without
                          limitation, the following financial covenants which were based on ratios and milestones adapted from Borrower's business plan dated August 2, 1996:

                          EBITDA. Beginning on January 1, 1999, Borrower shall achieve annual cash flow as measured by EBITDA (or earnings before interest expense, income taxes, depreciation and amortization) plus any partner capital raised by Borrower over and above the per annum amounts set forth in

                          PRIVILEGED AND CONFIDENTIAL

Meretel Communications, L.P.
Term Sheet dated October 24, 1996
Page 6

                          the Loan documents equal to or greater than the amounts established in the calendar years set forth below as follows:

                          1998            None              2002    $18,800,000
                          1999      $6,200,000              2003    $20,000,000
                          2000     $11,800,000              2004    $23,700,000
                          2001     $16,100,000              2005    $22,500,000

                          Covered POPs. Borrower shall build-out its PCS network so as to achieve coverage percentages based on the total number of population equivalent or POPs covered by Borrower's FCC licensed or partitioned area equal to or greater than the percentages established as of the calendar year-end dates set forth below as follows:

                          1998           47.0%              2002          71.0%
                          1999           58.0%              2003          75.0%
                          2000           63.0%              2004          79.0%
                          2001           68.0%              2005          81.0%

                          Wireless Subscribers. Borrower shall have total wireless subscribers equal to or greater than the numbers established as of the calendar year-end dates set forth below as follows:

                          1998          33,100              2002         89,500
                          1999          54,900              2003         90,300
                          2000          69,300              2004        106,500
                          2001          80,000              2005        106,500

CONDITIONS OF CLOSING:    Including, but not limited to: (i) Lender's review
                          and approval of Borrower's partnership agreement, BTA management and construction services agreements with Mercury, Inc. and Eatelcorp, Inc. procurement agreement with Vendor, equity subscription agreements, all agreements and other documents evidencing Borrower's equity instruments, and all credit documentation related to Borrower's C-block license debt with the United States government or agency thereof; (ii) Eatelcorp, Inc. and Fort Bend
                          Communications, Inc. becoming members or affiliates of members of Lender; (iii) the execution and delivery of definitive loan and security documents, in form and content satisfactory to Lender, including the required Loan Agreement mortgage, promissory note, Partner pledge agreements, Primary Guarantees, Vendor Guaranty and opinion(s) of counsel; (iv) evidence of the uncontested award of all pertinent
                          PCS licenses and any other necessary regulatory approvals; (v) evidence that CoBank has approval each Primary Guarantor's execution and performance under the Primary Guaranty; (vi) evidence of Mercury
                          Cellular Telephone Company's spin-off from Cameron
                          Communications Corporation and non-taxable merger of Mercury Cellular Telephone Company, Mercury cellular of Kansas, Inc. and Mississippi-34 Cellular
                          Corporation with and into Mercury, Inc. (vii) no material adverse change or representation shall have occurred or have been made by or on behalf of Borrower, Primary Guarantors or Vendor with respect to Borrower's, Primary Guarantor's or Vendor's business, operations, financial position or the financing transaction contemplated herein.

GOVERNING LAW:            The Loan and all other credit documentation
                          (including the Primary Guarantees and Vendor
                          Guaranty) shall be governed by the laws of the Commonwealth of Virginia, except to the extent that the location of the collateral may require the application of other law.

                         PRIVILEGED AND CONFIDENTIAL